Exhibit 99.1

CUSIP No. 89374L104	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Translate Bio, Inc.

Dated:	February 13, 2019

OMEGA FUND IV, L.P.

BY:	Omega Fund IV GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund IV GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND IV GP, L.P

BY:	Omega Fund IV GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND IV GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V, L.P.

BY:	Omega Fund V GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP, L.P

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

*
Richard Lim

CUSIP No. 89374L104	13G

*
Otello Stampacchia

*
Claudio Nessi

/s/ Anne-Mari Paster

Anne-Mari Paster, as Attorney-in-Fact, pursuant to that Power of Attorney filed with the Securities and Exchange Commission on July 19, 2018 in connection with a Form 3 filing for Replimune Group, Inc., which power of attorney is incorporated herein by reference.*